FIRST MUTUAL BANCORP, INC.
                PRO FORMA COMBINED BALANCE SHEET
                         (in thousands)


The following First Mutual Bancorp, Inc. Pro Forma Combined Balance Sheet combines the historical Consolidated Balance Sheet of First Mutual Bancorp, Inc. and the assets acquired and the liabilities assumed giving effect to the transaction, as if it had been effective on December 31, 1996. The transaction will be accounted for as a purchase, and the assets acquired and liabilities assumed will be recorded at their estimated fair market values, with the excess of the purchase price over the net fair market value recorded as goodwill. The pro forma balance sheet does not give effect to any revenue enhancements or operating efficiencies that First Mutual Bancorp, Inc.'s management believes may result from the transaction. The pro forma balance sheet is not indicative of the actual financial position that would have occurred had the transaction been consummated on December 31, 1996 or that may be obtained in the future.

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                                FIRST MUTUAL BANCORP, INC.
                             PRO FORMA COMBINED BALANCE SHEET
                                      (in thousands)

                                   At December 31, 1996

                                                          Assets
                                           First        Acquired &
                                           Mutual      Liabilities
                                        Bancorp, Inc.    Assumed        Pro forma     Pro forma
                                         Historical     Historical     Adjustments     Combined
-----------------------------------------------------------------------------------------------
Assets
  Cash and cash equivalents             $  4,350        $135,108       $(13,826)(1)    $125,632
  Interest-bearing deposits with
    financial institutions                 6,730              --              --          6,370
  Securities, including FHLB stock        26,207              --              --         26,207
  Loans receivable, net                  283,169           9,997            (55)(1)     293,111
  Premises and equipment, net              4,119           2,175             547(1)       6,841
  Goodwill                                    --              --          11,688(1)      11,688
  Deposit intangible                          --              --           2,130(1)       2,130
  Interest receivable and other assets     7,201              59              --          7,260
                                        --------        --------       -----------     --------

    Total assets                        $331,776        $147,339       $     484       $479,599
                                        --------        --------       -----------     --------
                                        --------        --------       -----------     --------

Liabilities
  Deposits                              $202,923        $145,697       $     484(1)    $349,104
  Advances from Federal Home
    Loan Bank                             62,800              --              --         62,800
  Other liabilities                        3,836           1,642              --          5,478
                                        --------        --------       -----------     --------
    Total liabilities                    269,559         147,339             484        417,382
                                        --------        --------       -----------     --------

Stockholders' equity
  Common stock                               470              --              --            470
  Additional paid-in capital              45,104              --              --         45,104
  Unearned ESOP shares                    (3,196)             --              --        (3,196)
  Unearned stock awards                   (1,504)             --              --        (1,504)
  Retained earnings                       29,578              --              --         29,578
  Treasury stock                          (8,231)             --              --        (8,231)
  Net unrealized loss on
    securities available-for-sale             (4)             --              --            (4)
                                        --------        --------       -----------     --------
      Total stockholders' equity          62,217              --              --         62,217
                                        --------        --------       -----------     --------
        Total liabilities and
          stockholders' equity          $331,776        $147,339       $     484       $479,599
                                        --------        --------       -----------     --------
                                        --------        --------       -----------     --------
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               NOTE TO FIRST MUTUAL BANCORP, INC.

                PRO FORMA COMBINED BALANCE SHEET


1. Reflects excess of estimated net fair value of assets acquired and liabilities assumed in the transaction as follows:

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
Cash received                                     $121,283
Net book value of assets acquired and
  liabilities assumed                              107,457
                                                  --------

Excess value over book value                        13,826
                                                  --------

Adjustments to reflect fair value
  Loans, net                                          (55)
  Premises and equipment                               547
  Deposits                                           (484)
  Core deposit intangible                            2,130
                                                  --------

     Total fair value adjustments                    2,138
                                                  --------

  Total good will                                 $ 11,688
                                                  --------
                                                  --------

  The purchase accounting adjustments are based on preliminary estimates of fair values. Actual fair values will be determined at the date of the transaction.

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